EXHIBIT 10-Q(ii)

                            SECOND AMENDMENT TO THE
                   PROFIT SHARING PLAN OF PRIORITY HEALTHCARE
                           CORPORATION AND AFFILIATES

WHEREAS, Priority Healthcare Corporation (the "Company") established the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates (the "Plan) originally effective on January 1, 1999 in the PRISM(R) Non-Standardized Prototype Plan as provided by the Trustee; and

WHEREAS, the Company in the original Adoption Agreement provided that Discretionary Profit Sharing Contributions would be made to Participants who had completed a Year of Service but in the First Amendment lowering the service requirement for 401(k) contributions it was mistakenly changed to 3 Months of service; and

WHEREAS, the Company desires to change those requirements effective as of January 1, 1999 to provide that Profit Sharing Contributions be allocated, paid to the Plan and allocated to Participants who have completed a Year of Service when an Employee becomes a Participant in the Plan for purposes of receiving a Profit Sharing allocation; and

WHEREAS, the Company acquired a firm operating under the name of Supplies Unlimited on September 10, 1999, and desires to give the former employees of Supplies Unlimited credit for their service with Supplies Unlimited for purposes of eligibility and vesting in future Employer Contributions, effective October 1, 1999.

NOW THEREFORE,

BE RESOLVED, that, effective January 1, 1999, the Company amends the Adoption Agreement provisions of Item B.6.a. of the Adoption Agreement to provide as follows:

B. BASIC PLAN PROVISION:

        ...

        6. ELIGIBILITY:

                An Employee covered by the Plan may become a Participant upon completion of the following eligibility requirements:

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               a.    SERVICE:

                     i. There shall be no minimum service requirement for an Employee to become a Participant.

                     ii. X The Employee must complete 1 Year of Service (not more than 2 years) to be a Participant for purposes of receiving allocations of Employer Profit Sharing Contributions.

AND BE IF FURTHER RESOLVED, that effective October 1, 1999, the Company amends the provisions of Item B.4.j.(v) and B.4.j.(vi) of the Adoption Agreement to provide as follows:

B.  BASIC PLAN PROVISIONS:

   ...

   4. DEFINITIONS:

   ...

      j. YEAR OF SERVICE SHALL MEAN:

      ...

      v. X For ELIGIBILITY purposes, Years of Service with the following Predecessor Employers shall count in fulfilling the eligibility requirements for this Plan:

            Bindley Western Industries, Inc., and subsidiaries, but only for service as of the Effective Date, and only for employees employed by Priority Healthcare Corporation (or its affiliates) as of the Effective Date, Pharmacy Plus, Inc., and Supplies Unlimited.

      vi X For VESTING purposes, Years of Service with the following Predecessor Employers shall count for purposes of determining the nonforfeitable amount of a Participants's account:

            Bindley Western Industries, Inc., and subsidiaries, but only for service as of the Effective Date, and only for employees employed by Priority Healthcare Corporation (or its affiliates) as of the Effective Date, Pharmacy Plus, Inc., and Supplies Unlimited.


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AND BE IT FURTHER RESOLVED, the except as AMENDED herein, all other provisions of the Profit Sharing Plan of Priority Healthcare Corporation shall remain effective as set forth in the Adoption Agreement.

PLAN SPONSOR:  PRIORITY HEALTHCARE CORPORATION

BY: /s/ BARBARA J. LUTTRELL                     DATED 9/17/99
    -----------------------

TRUSTEE: KEY TRUST COMPANY OF INDIANA, NATIONAL ASSOCIATION

BY:                                             DATED:
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